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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements Nos. 333-18981, 333-18983, 333-18985, 333-18987, 333-18989, 333-29153, 333-63493, 333-36646, 333-46126 and 333-67710 all on Form S-8 of SRS Labs, Inc., of our report dated February 17, 2003, except for Note 13 which is as of February 21, 2003, appearing in SRS Labs, Inc.'s Annual Report on Form 10K for the year ended December 31, 2002.

BDO SEIDMAN LLP

/s/  BDO SEIDMAN LLP

Costa Mesa, California
March 31, 2003

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT